Consulting Agreement

THIS AGREEMENT (“Agreement”) is made as of the 25th day of August, 2005 (“Effective Date”), by and between Cyberonics, Inc. (“Company”), a Delaware corporation, with a principal place of business at 100 Cyberonics Blvd., Houston, Texas 77058, and BK Consulting (“Consultant”), a sole proprietorship with offices at 2006 Orchard Country, Houston, Texas 77062.

1. Services. Consultant shall provide technology development and management services for the Company, including, but not limited to, managing the Company’s engineering staff in connection with product development and improvement projects, advising the Company in connection with its intellectual property strategy, assisting the Company with the development of strategic relationships with key clinical researchers and other selected entities, and providing other services as agreed between Consultant and the Company (collectively, the “Services”). In providing the Services, Consultant shall report to the Company’s Chief Executive Officer or his designee (the “Coordinator”).

2. Compensation.

(a) Fees. In exchange for the performance by Consultant of the Services, the Company shall pay Consultant at the rate of $60,000 per annum, payable monthly in arrears. The Company shall pay Consultant’s compensation in accordance with the Company’s standard payroll policies for an independent contractor and in accordance with any applicable law or regulation of any governmental body. Consultant agrees to submit a properly completed IRS Form W-9.

(b) Reimbursed Expenses. The Company will reimburse Consultant for reasonable and necessary expenses, including travel expenses, incurred in the actual performance of the Services, provided that the Coordinator has authorized such expenses in advance of the expenditure and provided that Consultant submits legible copies of receipts for authorized expenses.

3. Confidential Information. Consultant acknowledges that in connection with this Agreement and the Services provided by Consultant, Consultant may acquire and make use of certain confidential information of the Company, including, but is not limited to, management reports, financial statements, internal memoranda, reports, patient information, strategic business plans, product development plans, engineering data, pre-clinical and clinical data, clinical strategy, regulatory strategy, intellectual property strategy and other materials or records of a proprietary nature (“Confidential Information”). In order to protect the Confidential Information, Consultant agrees not to use such Confidential Information except in connection with the provision of the Services and not to divulge the Confidential Information to any third party, unless Company consents in writing to such use or divulgence or disclosure is required by law. Consultant shall comply with the applicable federal and state laws and regulations governing the confidentiality of all patient medical records and peer review information, including the Privacy Regulations under the Health Insurance Portability and Accountability Act (“HIPAA”). In the event Consultant receives a request or demand from a third party for the disclosure of Confidential Information, Consultant shall promptly (within three (3) business days after receipt of such request or demand) provide written notice to the Company of such request or demand, including a copy of any written document of such request or demand. On termination of this Agreement, Consultant shall not take or retain, without prior written authorization from Company, any patient records or information or Confidential Information of any kind. The foregoing restrictions on use and disclosure of Confidential Information will not apply to the extent of information: (i) known to Consultant prior to receipt from Company, (ii) of public knowledge without breach of Consultant’s obligations under this Agreement, (iii) rightfully acquired by Consultant from a third party without restriction on disclosure or use, (iv) disclosed by Company to a third party without restriction on disclosure or use, or (v) as to which and to the extent to which Consultant has received express written consent from an authorized officer of Company to disclose or use. Without limiting other possible remedies for the breach of this covenant, the parties agree that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise.

4. Invention. Consultant agrees that all inventions, designs, improvements, and discoveries, including, but not limited to, all patents, copyrights, trade secrets, know-how, and other intellectual property interests, which relate to nerve stimulation and which are made by Consultant in connection with the Services or using the Company’s facilities, solely or jointly with others, will be the exclusive property of the Company. Consultant agrees to disclose fully and promptly to the Company in writing all such inventions, designs, improvements, and discoveries, and Consultant agrees to assign and hereby does assign to the Company all intellectual property rights related to such inventions, designs, improvements, and discoveries. Consultant agrees to assist the Company, at the expense of the Company, in obtaining patents and other registrations of intellectual property rights in the United States and in all foreign countries on all inventions, designs, improvements, and discoveries deemed patentable or otherwise protectable by the Company, and agrees to execute all documents and do all things necessary to obtain such intellectual property protection, to vest the Company with full and exclusive titles to such intellectual property rights, and to protect the rights against infringement by others.

5. Representations and Warranties of Consultant.

(a) Fraud and Abuse and Related Sanctions. Consultant represents and warrants that he has not been: (i) sanctioned within the meaning of Social Security Act Section 1128A or any amendments thereof; (ii) convicted of violating the federal Stark law, federal false claims act, federal anti-kickback statute, federal Health Insurance and Portability Act provisions, federal civil money penalties statute, or similar state laws; or (iii) debarred, excluded, or suspended from participation in any federal or state health care program.

(b) Filing of Complaint by Enforcement Agency. Consultant represents and warrants that he has not had a complaint filed against him by any enforcement agency, which complaint alleges either felony criminal acts of a violent nature or any crime relating to the practice of medicine.

(c) Compliance with Company Policies and Standards. Consultant shall comply with all applicable bylaws, rules, and regulations of the Company, and the policies and procedures of the Company, as are in effect from time-to-time. Consultant shall work cooperatively with the personnel of the Company.

(d) No Other Restrictive Arrangement. Consultant is not subject to, or a party to, any employment agreement, non-competition covenant, non-disclosure agreement, or other agreement, covenant, understanding, or restriction that would prohibit Consultant from executing this Agreement and performing fully the duties and responsibilities hereunder.

(e) Disclosure. Consultant shall within three (3) calendar days notify the Company in the event any representation or warranty by Consultant set forth in this Agreement shall no longer be true, correct, or complete.

6. Incurring Financial Obligation; Expenses. Consultant may not incur any financial obligation on behalf of the Company without the prior written approval of the Company. Consultant shall be responsible for all expenses incurred in providing Services under this Agreement, unless such expenses are approved in advance by the Coordinator.

7. Term. The term of this Agreement is for one (1) year beginning on the Effective Date (“Term”), unless terminated earlier as provided in Section 8 below.

8. Termination.

(a) Termination by Mutual Consent. This Agreement may be terminated at any time by mutual written agreement of the parties.

(b) Optional Termination. This Agreement may be terminated by either of the parties without cause by giving the other party thirty (30) calendar days’ prior written notice.

(c) Termination by Company. The Company may terminate this Agreement, effective immediately upon written notice to Consultant, in the event of:

(i) the charging or conviction of Consultant of any crime involving fraud, moral turpitude, or immoral conduct;

(ii) the charging or conviction of Consultant of either felony criminal acts of a violent nature or any crime relating to the practice of medicine by any enforcement agency;

(iii) (1) any imposition of sanctions against Consultant within the meaning of Social Security Act Section 1128A or any amendments thereof; (2) conviction of Consultant for violating the federal Stark law, federal false claims act, federal anti-kickback statute, federal Health Insurance and Portability Act provisions, federal civil money penalties statute, or similar state laws; or (3) any debarment, exclusion, or suspension of Consultant from participation in any federal or state health care program;

(iv) the death or permanent disability of Consultant; or

(v) Consultant’s inability at any time to perform the substantial functions of a consultant with or without reasonable accommodation for a continuous period of sixty (60) calendar days, in which case the Company shall have the right to terminate this Agreement upon ten (10) calendar days prior written notice to Consultant.

9. Post-Termination Obligations. On termination, the Company’s sole obligation to Consultant will be to pay any then-outstanding unpaid fee for Services actually performed hereunder and to reimburse Consultant for then-outstanding reimbursable expenses. Consultant hereby expressly agrees that termination of this Agreement prior to the end of the Term will not void, invalidate, or otherwise affect Consultant’s obligations under Section 3 (Confidential Information) or the assignment of Consultant’s interests as set forth in Section 5 (Invention). Consultant expressly agrees that the terms of Sections 4 and 5 will survive termination of this Agreement.

10. Non-Assignment. This Agreement is personal to Consultant and cannot be assigned by Consultant or otherwise transferred to any other person or party without the Company’s prior written consent. Any assignment without such consent will be cause for immediate termination of this Agreement by the Company. Any other attempts to transfer will be void. Consultant further agrees not to subcontract services under this Agreement, in whole or in part, without the Company’s prior written consent. Consultant’s obligations under this Agreement are binding on Consultant’s heirs, legal representatives, administrators, and executors.

11. Independent Contractor. Consultant’s relationship with the Company hereunder shall be that of an independent contractor. It is expressly acknowledged and stipulated by Consultant and the Company that Consultant shall not, for any purpose whatsoever, be considered an employee, representative, or agent of the Company. Nothing in this Agreement is intended or shall be construed to create an employer/employee relationship, a joint venture relationship, or a lease or landlord/tenant relationship, or to allow the Company to exercise control or direction over the manner or method in which Consultant performs the Services. Consultant understands and agrees that: (a) Consultant will not be treated as an employee of the Company for federal tax purposes; (b) the Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law, or make available to Consultant any of the benefits afforded to employees of the Company; and (c) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant. Consultant shall not enter into any Agreements or incur any obligations on the Company’s behalf or purport to commit the Company in any other manner, without its prior written consent.

12. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties in respect of the subject matter hereof, and supersedes all prior agreements, understandings and communications between them, whether oral or written, pertaining to that subject matter. No modification of or addition to this Agreement will be effective unless made in writing signed by Consultant and a duly authorized officer of the Company.

16. Governing Law. This Agreement shall be construed and governed according to the laws of the State of Texas, without giving effect to its conflict of laws provisions.

17. Notice. Notices or communications to be given under this Agreement shall be provided to the appropriate party in writing either by personal delivery, overnight delivery service, confirmed telefacsimile, or registered or certified mail, postage prepaid, to the addresses first set forth above or to such other addresses and to such other persons as either party may from time to time designate by notice given as herein provided. Such notices or communications shall be deemed to have been given upon receipt if by personal delivery, three (3) business days after deposit in the United States mail if sent by first class, registered, or certified mail, postage prepaid, one (1) business day after delivery if by an overnight delivery service, or upon transmission confirmation if by telefacsimile.

Cyberonics, Inc.	BK Consulting

By:	By:
Robert P. Cummins	Reese S. Terry, Jr.
Chief Executive Officer	Principal

Date:	Date: